Exhibit No. 10.3

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


               THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement") is dated as of September 1, 1998 and is by and among Norwest Bank Minnesota, National Association, a national banking association (the "Original Trustee"), Zions First National Bank, a national banking association (the "Successor Trustee"), and Union Financial Services-1, Inc., a Nevada corporation (the "Issuer").

                                   WITNESSETH:

               WHEREAS, the Issuer has previously issued its Taxable Student Loan Asset-Backed Notes, Series 1996A, Series 1996B, Series 1996C and Series 1997A (the "Notes") all pursuant to that certain Indenture of Trust, dated as of March 1, 1996, as amended and supplemented by the Amended and Restated Indenture of Trust dated as of June 15, 1996, the Second Amended and Restated Indenture of Trust dated as of November 1, 1996, the First Supplement to Second Amended and Restated Indenture of Trust dated as of March 1, 1997, and the Series 1997A Supplemental Indenture of Trust dated as of March 1, 1997, (as amended and supplemented, the "Indenture"), between the Issuer and the Original Trustee, as trustee for the owners of the Notes (the "Noteholders"); and

               WHEREAS, pursuant to ss.7.10 of the Indenture, the Issuer has given written notice by registered first-class mail to the Original Trustee of its removal as Trustee, Paying Agent and Registrar under the Indenture; and

               WHEREAS, pursuant to the ss.7.10 of the Indenture, the removal of the Original Trustee as "Trustee," "Paying Agent" and "Registrar" under the Indenture shall take effect upon the appointment of and acceptance by the Successor Trustee of such duties; and

               WHEREAS, nothing herein is intended to be or shall constitute a release, cancellation or extinguishment of the obligations, rights and duties of any party (other than the Original Trustee to the extent provided herein) under the Notes or the Indenture, but such obligations, rights and duties shall continue in full force and effect, as modified and amended by this Agreement; and

               WHEREAS, this Agreement shall in no way be construed as a novation of the Notes or the Indenture, but shall constitute merely a modification thereof to provide a new Trustee.

               NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinbelow set forth, the parties hereto certify and agree as follows:

               Section 1. The Original Trustee hereby assigns, conveys and transfers all of its estates, properties, rights, powers, trusts, duties and obligations held pursuant to and in connection with the Indenture to the Successor Trustee, and pursuant to said written notice of removal resigns as Trustee, Paying Agent and Registrar under the Indenture and shall no longer be liable as Trustee, Paying Agent and Registrar except for any liability resulting from its past negligence or willful misconduct, and shall immediately assign, transfer and deliver to the Successor Trustee all securities and moneys held by the Original Trustee under the Indenture (except for any investments to be held by the Original Trustee as custodian for the benefit of the Successor Trustee as set forth in Exhibit A hereto, until such investments are delivered to the Successor Trustee), together with an accounting of the balances held by it thereunder.

               Section 2. The Successor Trustee represents and covenants that it
(a) is a national banking association in good standing, organized and doing business under the laws of the United States of America, authorized under such laws to execute and exercise corporate trust powers, subject to supervision or examination by federal and state authority and qualified to act as a Trustee, Paying Agent and Registrar under the Indenture, (b) has capital and surplus aggregating at least $50,000,000, (c) is an "eligible lender" under the Act, and
(d) specifically meets the requirements of the Indenture, including but not limited to, ss.ss. 7.11, 7.18 and 7.19 of the Indenture.

               Section 3. The Successor Trustee hereby accepts appointment as Trustee, Paying Agent and Registrar under the Indenture, and agrees to assume the estates, properties, rights, powers, trusts, duties and obligations of the Original Trustee under the Indenture and, as successor to the Original Trustee, under (a) the Escrow Agreement, dated as of March 1, 1997, by and between the Issuer and the Original Trustee, and (b) all other agreements and instruments executed by the Original Trustee in connection with its duties under the Indenture. The Successor Trustee shall assume no responsibility for any liability caused by the past negligence or willful misconduct of the Original Trustee.

               Section 4. The Successor Trustee shall immediately mail by registered, first-class mail the following notice to the Calculation Agent, the Servicer, the Subservicer and the Rating Agency (as such terms are defined in the Indenture), and, by first-class mail, to the Noteholders:

                                (Form of Notice)


                        UNION FINANCIAL SERVICES-1, INC.
                     TAXABLE STUDENT LOAN ASSET-BACKED NOTES
                              SERIES 1996A, B AND C
                                  SERIES 1997A


        NOTICE IS HEREBY GIVEN that Norwest Bank Minnesota, National Association, is no longer Trustee, Paying Agent or Registrar for the Note issues captioned above (the "Notes"). Zions First National Bank has accepted appointment as Trustee, Paying Agent and Registrar and has assumed the estates, properties, rights, powers, trusts, duties and obligations as Trustee, Paying Agent and Registrar under the Indenture relating to the Notes.

        DATED September 1, 1998

                             (End of Form of Notice)


               Section 5. The Original Trustee hereby covenants to execute and deliver all other necessary documents, instruments and certificates to facilitate the appointment of the Successor Trustee as Trustee, Paying Agent and Registrar under the Indenture.

               Section 6. This Agreement shall constitute the instrument in writing referred to in ss.7.12 of the Indenture pursuant to which the Successor Trustee accepts appointment as successor trustee under the Indenture.

               Section   7.  This   Agreement   may  be   executed   in  several
counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

               Section 8. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

               Section 9. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

               Section 10. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

               Section 11. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

               Section 12. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

               IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly authorized officers and their seals to be hereunto affixed and attested as of the date first written above.

                                        NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION, as Original
                                        Trustee
Attest:
                                        By:  /s/ Cynthia Woodward
                                        ---------------------------------
By: /s/ Dawn L. Hill                    Title: Corporate Trust Officer
 -------------------------
Title:  Assistant Vice President


                                        ZIONS FIRST NATIONAL BANK,
                                        as Successor Trustee
Attest:
                                        By: /s/ David Bata
                                        ----------------------------
By: /s/ Bruce F. Lewis                  Title:  Vice President and Trust Officer
Title:  Assistant Vice President


                                        UNION FINANCIAL SERVICES-1,
                                        INC., as Issuer
Attest:
                                        By: /s/ Stephen F. Butterfield
                                            ----------------------------
By:  /s/ Ronald W. Page                   Stephen F. Butterfield, President
    --------------------
     Ronald W. Page, Secretary

                                    EXHIBIT A

                      INVESTMENTS HELD BY ORIGINAL TRUSTEE
                       AS CUSTODIAN FOR SUCCESSOR TRUSTEE